Exhibit 5

20 July 2004

Manager Companies
Company Announcements Office
Australian Stock Exchange Limited
Level 4, Stock Exchange Centre
20 Bridge Street
SYDNEY   NSW   2000

Dear Sir,

Rinker’s annual general meeting 20 July 2004

In accordance with Listing Rule 3.13.2, we advise that at the annual general meeting of members of Rinker Group Limited held today, all resolutions referred to in the notice of meeting were passed without amendment.

Details of the resolutions passed and the proxies received in respect of each resolution are set out in the attached proxy summary.

Chairman’s address and Chief Executive Officer’s address

We confirm that there were no material changes to the Chairman’s address and Chief Executive Officer’s address, which were delivered at today’s annual general meeting.  Advance copies of the addresses were lodged with your office today prior to the start of that meeting.

Yours sincerely,

P B Abraham

Company Secretary

Rinker Group Limited     ABN 53003433118

Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067   PO Box 5697, West Chatswood NSW 1515

Telephone (02) 9412 6600  Facsimile (02) 9412 6666

PROXY SUMMARY

RINKER GROUP LIMITED ANNUAL GENERAL MEETING - 20 JULY 2004

ORDINARY BUSINESS

RECEIVE AND CONSIDER  FINANCIAL AND OTHER REPORTS:

It was resolved, as an ordinary resolution, on a show of hands, that the company’s financial report and the report of the directors and of the auditors, for the financial year ended 31 March 2004, be received.

Proxy votes

The proxy position on the receipt and consideration of the financial and other reports was:

Total number of proxy votes received:	505,173,142
Votes in favour of the resolution:	472,082,236
Votes against the resolution:	93,451
Votes abstaining on the resolution:	23,207,191
Votes at the proxy’s discretion:	32,997,455
of which, at Chairman’s discretion:	31,538,478

ADOPTION OF REMUNERATION REPORT

It was resolved, as an ordinary resolution, on a show of hands that the remuneration report for the year ended 31 March 2004 be adopted.  It was noted that this resolution was advisory only and did not bind the directors or the company.

Proxy votes

The proxy position on the adoption of the remuneration report was:

Total number of proxy votes received:	520,907,492
Votes in favour of the resolution:	484,121,433
Votes against the resolution:	3,668,909
Votes abstaining on the resolution:	7,449,482
Votes at the proxy’s discretion:	33,117,150
of which, at Chairman’s discretion:	31,637,163

ELECTION OF DIRECTORS

It was resolved, as an ordinary resolution, on a show of hands, that John Morschel, a director retiring at the close of the meeting in accordance with clause 56 of the company’s constitution, be re-elected as a director of the company.

Proxy votes

The proxy position on the re-election of John Morschel was:

Total number of proxy votes received:	520,443,777
Votes in favour of the resolution:	485,577,494
Votes against the resolution:	1,807,430
Votes abstaining on the resolution:	8,059,401
Votes at the proxy’s discretion:	33,058,853
of which, at Chairman’s discretion:	31,576,763

It was resolved, as an ordinary resolution, on a show of hands, that John Ingram, a director retiring at the close of the meeting in accordance with clause 54 of the company’s constitution, be elected as a director of the company.

Proxy votes

The proxy position on the election of John Ingram was:

Total number of proxy votes received:	521,019,288
Votes in favour of the resolution:	484,738,143
Votes against the resolution:	2,692,696
Votes abstaining on the resolution:	7,485,854
Votes at the proxy’s discretion:	33,588,449
of which, at Chairman’s discretion:	32,066,448

SPECIAL BUSINESS

INCREASE MAXIMUM AGGREGATE REMUNERATION OF NON-EXECUTIVE DIRECTORS

It was resolved, as an ordinary resolution, on a show of hands that, with effect from the financial year commencing 1 April 2004, the aggregate maximum sum available for remuneration of non-executive directors is increased by $A400,000 per year to A$1,250,000 per year.

Proxy votes

The proxy position on the motion to  increase the maximum aggregate remuneration of non-executive directors was:

Total number of proxy votes received:	516,044,550
Votes in favour of the resolution:	469,885,992
Votes against the resolution:	18,413,011
Votes abstaining on the resolution:	7,209,928
Votes at the proxy’s discretion:	27,745,547
of which, at Chairman’s discretion:	26,261,667